UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 1, 2009

NEAH POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49962	88-0418806
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22118 20th Ave. SE, Suite 142
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On June 1, 2009 the registrant appointed Eduardo Cabrera to its Board of Directors to fill a vacancy on the Board.  Mr. Cabrera has worked on Wall Street for over 20 years, including his current position as Head of Investment Banking at Jesup & Lamont Securities Corporation where he has been employed since July 2005, at J. Giordano Securities Group from March 2004 until July 2005 and with Merrill Lynch as Managing Director and Head of Latin America from May 1993 until December 2002.  Since 2003, Mr. Cabrera has focused on providing advisory services and capital market access for emerging growth companies. Mr. Cabrera was selected for the 2000 Millenium edition of Who’s Who In Finance and in 1999 was named to the All-America team by Institutional Investor.  Mr. Cabrera received his Bachelor of Science from the University of Florida in Engineering and Material Sciences where he graduated with honors and received his MBA in 1987 from Harvard Business School.  Mr. Cabrera has an indirect interest in the engagement agreement dated June 3, 2008 between the registrant and Jesup & Lamont Securities Corporation in which Jesup & Lamont will provide various financing assistance and M&A advisory services for a range of success fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neah Power Systems, Inc.

Date: June 5, 2009	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
President